COMMON STOCK INVESTMENT AGREEMENT


              COMMON STOCK  INVESTMENT AGREEMENT  ("Agreement") dated  as  of
    March 3, 2000 among TELULAR CORPORATION, a Delaware corporation (the "Company"), HALIFAX FUND, L.P., a Cayman Island limited partnership
    ("Halifax"), ELLIOTT ASSOCIATES, L.P., a Delaware limited partnership with an office at 512 Fifth Avenue, New York, New York 10019 ("Elliott"), and WESTGATE INTERNATIONAL, L.P., a Cayman Islands limited partnership with an office c/o Stonington Management Corporation, 712 Fifth Avenue, New York, New York 10019 ("Westgate").and together with Halifax and Elliott, the "Investors").

                              W I T N E S S E T H:

              WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, an aggregate of 444,444 shares of the Company's Common Stock, $.01 par value ("Common Stock") (all of such shares of Common Stock being the "Initial Shares"), and five year warrants, in the form attached hereto as Annex A, to purchase 100,000 shares of Common Stock at an exercise price of $29.25 per share (the "Initial Warrants"), on the terms and conditions described below; and

              WHEREAS, the Investors may receive, for no additional consideration, five year warrants in the form attached hereto as Annex B, exercisable for up to 285,714 additional shares of Common Stock, in the event of certain market conditions described below ("Fill-up Warrants");

              WHEREAS, the Investors may elect, in their sole discretion, to purchase additional shares of Common Stock ("Additional Shares") on the terms and conditions described below, in which event the Investors will also receive five year warrants, in the form attached hereto as Exhibit C, to purchase 50,000 shares of Common Stock at an exercise price of $31.50 per share (the "Additional Warrants") (the Initial Warrants, the Fill-Up Warrants and the Additional Warrants being, collectively, the "Warrants"); and

              WHEREAS, the Initial Shares, the shares of Common Stock underlying the Warrants (the "Warrant Shares") and the Additional Shares (the Initial Shares, the Warrant Shares and the Additional Shares being, collectively, the "Registrable Shares") will carry registration rights, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form annexed hereto (the "Registration Rights Agreement").

              NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I

                    Purchase and Sale of Shares and Warrants

         Section 1.1  Issuance of Initial Shares and Initial Warrants.   Upon
    the following terms and conditions, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the number of Initial Shares and Initial Warrants indicated next to the

    Investors' names on Schedule I attached hereto.

              (a) Purchase Price. The aggregate purchase price for the Initial Shares and Initial Warrants to be acquired by each Investor (the "Aggregate Purchase Price") shall be the Aggregate Purchase Price set forth next to each such Investor's name on Schedule I. The Initial Shares shall be delivered against receipt of the Aggregate Purchase Price. The purchase price per Initial Share (the "Share Purchase Price") shall be $22.50.

              (b)  The Closing.

                     (i) The closing of the purchase and sale of the Initial Shares and Initial Warrants (the "Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("KKWC"), on the date hereof
              (the "Closing Date").

                     (ii)  On the Closing Date, the Company shall
              deliver to the Investors stock certificates (with the number of and denomination of such certificates requested by each Investor) representing the Initial Shares and Initial Warrants purchased hereunder registered in the name of each such Investor or its nominee. The delivery of payment by wire transfer to an account designated by the Company by each Investor of the Aggregate Purchase Price applicable to it as set forth in Section 1.1 and Schedule I shall constitute a payment delivered to the Company in satisfaction of the Investor's obligation to pay the Aggregate Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

         Section 1.2  Fill-Up.

              (a) For purposes of this Agreement, "Weighted Average Price" shall mean the quotient of (i) the per share price of each trade made on the Principal Market during a trading day multiplied by the number of shares of Common Stock included in such trade, divided by (ii) the total volume of all shares of Common Stock traded on the Principal Market on such trading day, calculated using the _Volume at Price_ function provided by Bloomberg. If, at any time prior to or including the 25th trading day (the "Fill-up Date") after but not including the Closing Date (the "Fill-up Period"), the lowest average of any three consecutive Weighted Average Prices is equal to or less than $13.50 (a "Fill-up Event"), then the Company must provide to the Investor, at the Company's option, either (i) the full cash Aggregate Purchase Price received from the Investors, in exchange for which the Investors' right to any
    Additional Shares and Additional Warrants will terminate and the Investors shall deliver to the Company for cancellation the Initial Shares (but NOT the Initial Warrants), or (ii) Fill-up Warrants exercisable for the maximum number of Warrant Shares (not to exceed 285,714) issuable pursuant to the following table:

     % Decline in lowest average of
    3 Consecutive Weighted Average       # of Warrant Shares for
      Prices below Share Purchase      which Fill-up Warrants may be
    Price during the Fill-up Period             exercised

               > 40%                             166,667

               > 50%                             200,000

               > 60%                             250,000

               > 65%                             285,714

              (b) The number of Warrant Shares underlying the Fill-up Warrants shall be increased in proportion to the decline in the lowest average of any three consecutive Weighted Average Prices below $13.50 during the Fill-up Period.

              (c) If a Fill-up Event occurs during the Fill-up Period, the Company shall irrevocably notify the Investors in writing, no later than 1 hour before the opening of the Principal Market on the trading day next following the Fill-up Event, whether the Company will pay the Investors entirely in cash or entirely in Fill-up Warrants as provided above. If the Company fails to deliver such written notice within the time provided by this Section 1.2(b), the Company shall be deemed to have irrevocably elected to pay the Investors entirely in Fill-up Warrants.

              (c) Subject to anti-dilution adjustments, the total number of Warrant Shares for which the Warrants may be exercised shall not exceed 435,714 (100,000 for Initial Warrants, 50,000 for Additional Warrants and up to 285,714 for Fill-up Warrants).

              (d) The exercise price of the Fill-up Warrants will equal the lowest average of any three consecutive Weighted Average Prices during the Fill-up Period.

              (e) The closing at which the Company shall deliver to the Investors pursuant to this Section 1.2 either cash equal to the Aggregate Purchase Price or the appropriate number of Fill-up Warrants (the "Fill-up Closing") shall take place at the offices of KKWC either on the Fill-up Closing Date.

              (f) The number of Warrant Shares for which the Fill-up Warrants calculated in accordance with the above formula can be exercised shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Investors receive the same economically equivalent value of Warrant Shares underlying the Fill-up Warrants as they would in the absence of such event.

              (g) The Warrant Shares for which the Fill-up Warrants may be exercised shall upon exercise be fully-paid, nonassessable, registered (to the extent provided in the Registration Rights Agreement) shares of Common Stock, free and clear of all liens and encumbrances and duly eligible for trading on the Nasdaq National Market System or, if the Common Stock is not quoted thereon, on any other Approved Market (as hereinafter defined) upon which the Common Stock is principally traded or quoted (in either case, the "Principal Market").

         Section 1.3  Additional Investments.

              (a) Except as provided in Section 1.2(a), (i) Halifax and (ii) Elliott and Westgate (collectively), shall each respectively have the pro-rata right but not the obligation to purchase in whole or in part on any one day until and including the day 365 days after the Closing Date (and if such day is not a business day, the next succeeding business day) up to 177,746 Additional Shares at a price of $28.13 per share. Upon such purchase of Additional Shares, the purchasing Investor will also receive Additional Warrants exercisable for the same proportion of the 50,000 underlying Warrant Shares that the aggregate price paid for such Investor's Additional Shares bears to $5,000,000. The exercise price of the Additional Warrants shall be $31.50.

              (b) The number of Warrant Shares into which the Additional Warrants can be exercised shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Investors receive the same economically equivalent value of Warrant Shares underlying such Additional Shares as they would in the absence of such event.

              (c) Upon delivery of a notice by (i) Halifax or (ii) Elliott and Westgate, respectively, exercising its respective options to purchase Additional Shares hereunder (an "Additional Investment Notice"), the
    Company shall be obligated to sell and deliver to the applicable Investors, and the applicable Investors shall be obligated to purchase, the Additional Shares specified in the Additional Investment Notice. Closings of such purchase and sale (each an "Additional Investment Closing") shall take place at the office of KKWC within three (3) trading days after the delivery of the Additional Investment Notice. At each Additional Closing, the Company shall deliver certificates evidencing the Additional Shares being purchased, free and clear of all liens and encumbrances, against the payment of the purchase price therefor, as well as the Additional Warrants. The Additional Shares delivered and the Warrant Shares deliverable upon the exercise of the Additional Warrants shall be fully-paid, nonassessable shares of Common Stock which shall be required to be registered as provided in the Registration Rights Agreement.


                                   Article II

                         Representations and Warranties

         Section 2.1  Representations and Warranties of the Company.   The
    Company hereby makes the following representations and warranties to the Investors as of the date hereof, on the Closing Date and on the date of any Additional Investment Closing:

              (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto ("Subsidiaries"). Except where specifically indicated to the contrary, all references in this Agreement to Subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any (i) adverse effect(s) on the business, operations, properties, prospects or financial condition of the Company and its Subsidiaries, if any, and which is material to the Company and its Subsidiaries, if any, taken as a whole, and (ii) any prohibition of, delay in or other adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

              (b)  Authorization;  Enforcement.   (i)  The  Company  has  all
    requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement ("Transaction Documents") and to issue the Initial Shares, Additional Shares, Warrants and Warrant Shares (collectively, the "Securities") in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (v) the Securities have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

              (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which as of the date hereof, other than as contemplated by the Transaction Documents, 12,091,431 shares are issued and outstanding, 1,159,580 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 50,000 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 9,979,000 shares of preferred stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as contemplated by this Agreement or as disclosed in Schedule 2.1(c) or in the SEC Documents (as defined in Section 2.1(f)), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("Securities Act" or "1933 Act"), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Common Stock as required by this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

              (d)  No  Conflicts  and  No Consents.   Except as  disclosed in
    Schedule 2.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both reasonably could be expected to become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 2.1(d) or in the SEC Documents, neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z) only), would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in
    Schedule 2.1(d) or in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is in compliance with the listing requirements of the Principal Market, and no notice of any non-compliance or violation thereof has been received in the previous 12 months.

              (e) Principal Market. The Principal Market for the Common Stock is the Nasdaq National Market System.

              (f) SEC Documents; Financial Statements. Since December 31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed at least five (5) days prior to the date hereof or the date of the Additional Investment Closing, as applicable, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). All SEC Documents were filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date provided.

              (g)  Absence  of  Certain  Changes.   Except  as  disclosed  in
    Schedule 2.1(g) or the SEC Documents, since September 30, 1999, no event, liability, development or circumstances has occurred and there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries which either has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect or which would be required to be disclosed in an SEC registration statement for the Common Stock. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

              (h) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company in excess of $100,000 and $300,000, respectively, except as set forth in Schedule 2.1(h) or the SEC documents.

              (i) Acknowledgment Regarding Investors' Purchase of Shares. The Company acknowledges and agrees that the Investors are acting solely in the capacity of arm's length purchasers with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

              (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause any offering of Securities to the Investors to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps in the future that would cause any offering of the Securities to be integrated with other offerings.

              (k) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

              (l) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted in all material respects. Except as set forth on Schedule 2.1(l) or in the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others. Except as set forth on Schedule 2.1(l) or in the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken security measures that they in good faith deem reasonable to protect the secrecy, confidentiality and value of all of their intellectual properties.

              (m)  Environmental  Laws.   To  the  Company's  knowledge after
    reasonable inquiry, the Company and its Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals.

              (n) Title. The Company and its Subsidiaries own no real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all material liens and encumbrances (except those of secured lenders) and all material defects. Any material real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company and its Subsidiaries of such property and buildings, or the personal property in them.

              (o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

              (p) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

              (q) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (r) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

              (s) Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

              (t) Certain Transactions. Except as set forth on Schedule 2.1(t) and in the SEC Documents filed on EDGAR at least five (5) trading days prior to the date hereof, and other than the grant of stock options and other employee compensation approved by the Compensation Committee of the Board of Directors of the Company, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (u) Dilutive Effect. The Company understands and acknowledges that the number of Shares of Common Stock issuable pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations and conditions as are expressly set forth in the Transaction Documents, its obligation to issue Fill-up Warrants, Warrant Shares and Additional Shares pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that any such issuance may have on the ownership interests of other shareholders of the Company.

              (v) Application of Takeover Protections. The completion of the transactions contemplated by the Transaction Documents will not, in the absence of any other acquisitions of Common Stock by the Investors,
    trigger  any   anti-takeover  provision   contained  in   the   Company's
    Certificate of Incorporation or By-Laws or Delaware law.

              (w) Rights Plan. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

              (x)  Form S-3.   The Company is eligible to file the Registration
    Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder.

              (y)  Brokers.   Except for retaining Cardinal Capital Management,
    Inc. ("Cardinal"), the Company and its Subsidiaries have taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company, its
    Subsidiaries  or  the  Investor   relating  to  this  Agreement  or   the
    transactions contemplated hereby.   The payment of any fees, expenses  or
    other amounts to Cardinal shall be the exclusive responsibility of the Company.

          Section 2.2 Representations and Warranties of the Investors. Each Investor hereby makes the following representations and warranties to the Company as of the date hereof as to itself, on the Closing Date and on the date of any Additional Closing required by such Investor:

              (a) Accredited Investor Status; Sophisticated Investor. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Common Stock.

              (b) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Initial Shares and Warrants (and the other shares of Common Stock issuable hereunder) which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 2.1 above. The
    Investor understands that its investment in the Common Stock and the Warrants involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition thereof.

              (c) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the investment in Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock or Warrants hereunder.

              (d) Authorization; Enforcement. This Agreement, the Warrants and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

              (e) Residency. The Investor is a resident of the jurisdiction indicated on Schedule 1.

              (f) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the partnership agreement or other documents of organization of the Investor.

              (g)  Regulatory  Status.   The Investor is  not itself a broker-
    dealer.

              (h) Investment Representation. The Investor is purchasing the Initial Shares and Initial Warrants for its own account and not with a view to distribution other than pursuant to the 1933 Act or an exemption therefrom. The Investor has been advised and understands that none of the Initial Shares or the Initial Warrants or other Securities have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Investor has been advised and understands that the Company is issuing the Initial Shares, Initial Warrants and, to the extent issued, other Securities in reliance upon, among other things, the representations and warranties of the Investor contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

              (i) Brokers. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby.



                                  Article III

                                    Covenants

         Section 3.1 Registration and Listing; Effective Registration. Until the earlier of (i) three (3) months after the date on which all the Initial Shares, Additional Shares and Warrant Shares are freely saleable by the Investors without limitations pursuant to Rule 144, or (ii) a merger in which the Company is not the surviving corporation or the consolidation or sale of all or substantially all of the assets of the Company (the "Termination Date"), the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the Termination Date, the Company shall use its best efforts to continue the listing or trading of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange or American Stock Exchange (each, an "Approved Market") and shall comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed.

         Section 3.2  Replacement  Certificates.    The certificate(s)
    representing the Securities held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by the Investor (or such holder) upon surrendering the same. Lost certificates will be replaced upon the delivery to the Company of an affidavit of loss. The Company will deliver such substitute certificates within three trading days. No service charge will be made for such registration of transfer or exchange.

         Section 3.3  Securities Compliance.   The Company  shall notify the
    SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities and the Warrants.

         Section 3.4  Use of  Proceeds.   The Company  agrees that the net
    proceeds received by the Company from the sale of the Securities hereunder shall be used for legally permitted purposes.

         Section 3.5  Reservation of Additional Shares.

              (a) The Company shall reserve all authorized but unissued Securities for issuance to the Investors pursuant to the terms of this Agreement.

              (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants and the sale of Additional Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect any such exercises, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient, the Company will take such corporate action without delay as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to promptly obtain the requisite shareholder approval. If at any time the number of authorized but unissued Warrant Shares or Additional Shares is not sufficient to effect such exercises and sales in full, the Investors shall be entitled to, inter alia, the redemption rights provided in the Registration Rights Agreement.

         Section 3.6  Form D; Blue  Sky Laws.   The Company agrees to file a
    Form D with respect to the Securities and Warrants, as required under Regulation D and to provide a copy thereof to the Investors and their counsel promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Securities for sale to the Investors under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors and their counsel on or prior to the Closing Date.

         Section 3.7 Publicity. Immediately following the contemplation of the Closing, the Fill-up Closing or the Additional Investment Closing, as applicable, the Company shall issue a press release with respect to this Agreement and/or such transaction in a form which has been reviewed by and is reasonably acceptable to the Investors.

         Section 3.8 No Inside Information. The Company shall not provide, and shall cause its agents not to provide, any Investor with any material non-public information. Any such information received by an Investor may be publicly disclosed by such Investor without liability.

         Section 3.9  Transactions With Affiliates.   The Company agrees that
    any transaction or arrangement between it or any of its Subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors. All such transactions or arrangements in existence on the date of this Agreement have been disclosed in Schedule 3.09, and all future arrangements shall, consistent with Section 3.8, be disclosed promptly to the Investors.

         Section 3.10  Right of First Offer.   From the date hereof until the
    first anniversary of the Closing Date, the Company shall not issue or sell, or agree to issue or sell any equity or debt securities of the Company or any of its Subsidiaries (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity securities of the Company or any of its subsidiaries) ("Future Securities") other than in a registered public offering of securities ("Future Offering") unless the Company shall have first delivered to each Investor, at least ten (10) business days prior to the closing of such Future Offering, written notice describing in detail the proposed Future Offering, including the terms and conditions thereof, and providing each Investor and its affiliates an exclusive option during the ten (10) business day period following delivery of such notice to purchase up to the full amount of the Future Securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"); provided that if oversubscribed, the Future Offering will be allocated to the Investors pro rata in proportion to the amount of the
    Investors' purchase  of Initial Shares  hereunder.   The Capital  Raising
    Limitations shall not apply to issuances of Future Securities (i) in connection with a strategic alliance, (ii) in connection with a financing with a commercial bank, or (iii) to officers, directors, employees or bona fide consultants or agents of the Company in exchange for services
    provided to  the Company  and not  as a component  of a  financing.   The
    Company shall prohibit any Common Stock or other security issued by the Company subject to the Capital Raising Limitation but not purchased by any Investor from being converted, exercised or resold until the day following the first anniversary of the date of the Closing and shall take all actions necessary (including, without limitation, the issuance of a stop transfer order) to effect such prohibition.

         Section 3.11 Certain Sales. Each Investor agrees it shall not engage in any short sales of the Common Stock with the intention of reducing the price of the Common Stock on the Principal Market. Notwithstanding the foregoing, the Company acknowledges that there is no presumption, nor will there be deemed to be a presumption, that any sales by an Investor (including short sales) are made with the intent of reducing the price of the Common Stock on the Principal Market, even if the price of the Common Stock on the Principal Market falls during the period in which such sales are occurring.


                                   Article IV

                           [Intentionally Left Blank]


                                   Article V

                             Conditions to Closings

         Section 5.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue and/or sell the Initial Shares and Initial Warrants to the Investors at the Closing and to issue and/or sell Additional Shares and Additional Warrants elected to be purchased by the Investors is subject to the satisfaction, at or before the applicable closing, as the case may be, of each of the
    applicable conditions  set forth  below.   These conditions  are for  the
    Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of the Investors will be true and correct in all material respects as of the date when made and as of the Closing Date and as of any Additional Closing.

              (b) Performance by the Investors. The Investors shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investors at or prior to the Closing or any Additional Closing, as the case may be, including payment of the applicable purchase price.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

         Section 5.2 Conditions Precedent to the Obligation of the Investors to Purchase. The obligation hereunder of the Investors to acquire and pay for the Initial Shares and the Initial Warrants at the Closing, and the election of the Investors to purchase Additional Shares and receive Additional Warrants at any Additional Closing, if any, is subject to the satisfaction, at or before the applicable closing, of each of the
    applicable conditions  set forth  below.   These conditions  are for  the
    Investors' benefit and may be waived by the Investors at any time in their sole discretion.

              (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable closing date as though made at that time (except for representations and warranties expressly as of an earlier date, which shall be true and correct in all material respects as of such date).

              (b)  Performance  by the  Company.    The  Company  shall  have
    performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the applicable closing, including, without limitation, delivery of certificates representing the Securities and the Warrants, as applicable.

              (c) Nasdaq Trading. Trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on an Approved Market.

              (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by Transaction Documents. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

              (e) Opinion of Counsel. The Investors shall have received an opinion of counsel to the Company in the applicable form attached hereto as Exhibit 5.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the closing.

              (f)  Registration Rights Agreement.    The  Company  and   the
    Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 5.2(f) attached hereto.

              (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate or certificates in form and substance satisfactory to the Investors and the Investors' counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-laws, good standing and authorizing resolutions of the Company.

              (h)  Due  Diligence.   The Investors shall have completed their
    business, financial and legal due diligence to their sole satisfaction.

              (i) Miscellaneous. The Company shall have delivered to the Investors such other documents relating to the transactions contemplated by this Agreement as the Investors or their counsel may reasonable request.

         Section 5.3  Closing Date Deliveries.

              (a)  On  the  Closing  Date, the  Company  shall deliver to the
    Investor:

                     (i)   Certificates  representing   the   Initial Shares;

                     (ii)  Initial Warrants in the form attached  as Annex A;

                     (iii) The certificate referred to in Section 5.2(g) above;

                     (iv)  The evidence of blue sky filing  required by
                           Section 3.6;

                     (v)   The executed Registration Rights Agreement; and

                     (vi)  The opinion of counsel referred to in Section 5.2(e).

              (b)  On  the Closing  Date, the  Investors shall  deliver to  the
    Company:

                     (i)   The Aggregate Purchase Price set forth  on
                           Schedule I hereto; and

                     (ii)  The executed Registration Rights Agreement.

         Section 5.4 Company Deliveries at Fill-up and Additional Closings. On the date of each Fill-up Closing or Additional Closing, the Company shall deliver to the Investor:

                     (i) Certificates representing any applicable Common Stock issuable to the Investors;

                     (ii)  The certificate  referred  to in  Section
                           5.2(g) above;

                     (iii) All applicable Warrants;

                     (iv)  Evidence  of   any  necessary  blue   sky
                           filings required by Section 3.6; and

                     (v)   The  opinion  of counsel  referred  to  in
                           Section 5.2(e) above.


                                   Article VI

                                Legend and Stock

              Each certificate representing the Common Stock issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

              THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

              The Company agrees to reissue within 3 trading days certificates for Common Stock without the legend set forth above at such time as such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

              Any Common Stock issued pursuant to exercise of Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Stock and the Company shall issue new certificates without such legend if such Common Stock is registered for resale under the 1933 Act, or (iii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon the applicable trade date of each such sale, the Company agrees to issue within 3 trading days new certificates representing such Common Stock without such legend. The Investor agrees to sell the Common Stock represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investors by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

              Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                  Article VII

                                 Indemnification

              In consideration of the Investors' execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Investor or holder of the Securities or Warrants as investors in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent arising out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                  Article VIII

                                9.99% Limitation.


         Section 8.1  Limitation

              (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investors as Additional Shares or upon exercise of any Warrants shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Investors (other than by virtue of the ownership of securities that have limitations on the Investors' right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the Investors' "affiliates" (as defined in Rule 144 of the 1933
    Act) (the "Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"); provided that (w) each Investor shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) each Investor shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of:
    (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction, (ii) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions or (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis (each, a "Major Transaction").

              The Company's obligation to issue additional shares of Common Stock which would exceed such limit or the limit referred to in subparagraph (b) below shall be suspended to the extent necessary until such time, if any, as shares of Common Stock (or portions thereof, from time to time) may be issued in compliance with such restrictions; provided, however, that such obligation shall terminate and be of no further force or effect after the third (3rd) anniversary of the Closing Date with respect to any Initial Shares that have not become issuable prior to that date solely by reason of this Section 8.1.

              (b)  Each   time  (a  "Covenant   Time")  an  Investor  makes   a
    Triggering Acquisition (as defined below) of shares of Common Stock pursuant to the Transaction Documents (the "Triggering Shares"), the Investors will be deemed to covenant that they will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to rights-to-acquire existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) 9.99% of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the Investors at that
    Covenant Time (regardless of how or when acquired, and including the Triggering Shares). "Triggering Acquisition" means with respect to any Investor or Aggregation Party (i) the issuance of the Initial Shares;
    (ii) giving of an Additional Investment Notice; (iii) an exercise of the Warrants; or (iv) the issuance of Warrant Shares or Additional Shares or
    (v) any other acquisition of Common Stock; provided, however, that with respect to each event described in the preceding clauses (ii) or (iii), if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant
    under this  paragraph  shall  terminate.    At each  Covenant  Time,  the
    Investors shall be deemed to waive any right they would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the Investors under this paragraph. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between any covenant given under this paragraph and any obligation of the Investors to buy shares pursuant to this Agreement, the former shall supersede the latter, and the latter shall be reduced accordingly. The Investors shall endeavor in good faith to avoid such a conflict. For the avoidance of doubt:

                     (i) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                     (ii) The Investors may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Investors must comply with all such covenants then in effect.


                                   Article IX

                          Governing Law; Miscellaneous.

         Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE EXECUTED AND PERFORMED EXCLUSIVELY IN NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION.

         Section 9.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.3  Headings.     The  headings  of  this Agreement are for
    convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.5  Entire Agreement; Amendments; Waivers.

              (a) This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

              (b) The Investors may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investors may specify in such notice) any of their respective rights (but not obligations) under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investors in accordance with its terms.

         Section 9.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:


         If to the Company:

                   Telular Corporation
                   647 North Lakeview Parkway
                   Vernon Hills, IL  60061
                   Telephone:     (847) 247-9400
                   Facsimile:     (847) 247-0021
                   Attention:     Chief Financial Officer

         With a copy to:

                   Covington & Burling
                   1201 Pennsylvania Ave., N.W.
                   Washington, D.C.  20004
                   Telephone:     (202) 662-5258
                   Facsimile:     (202) 662-6291
                   Attention:     Michael E. Cutler, Esq.

         If to the Investors:

                   Halifax Fund, L.P.
                   c/o The Palladin Group, L.P.
                   195 Maplewood Avenue
                   Maplewood, New Jersey  07040
                   Telephone:     (973) 313-6400
                   Facsimile:     (973) 313-6493
                   Attention:     Mr. Steven Weiner

                   AND

                   Elliott Associates, L.P.
                   712 Fifth Avenue
                   New York, New York  10019
                   Telephone:     (212) 974-6000
                   Facsimile:     (212) 974-2092
                   Attention:     Mr. Brett Cohen

                   AND

                   Westgate International, L.P.
                   c/o Stonington Management Corporation
                   712 Fifth Avenue
                   New York, New York  10019
                   Telephone:     (212) 586-2999
                   Facsimile:     (212) 586-9467
                   Attention:     Mr. Brett Cohen



         With a copy to:

                   Kleinberg, Kaplan, Wolff & Cohen, P.C.
                   551 Fifth Avenue, 18th Floor
                   New York, New York 10176
                   Telephone:     212-986-6000
                   Facsimile:     212-986-8866
                   Attention:     Christopher P. Davis, Esq.

              Each party shall provide five (5) days prior written notice to the other parties of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         Section 9.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investors may assign some or all of their rights hereunder to the other Investor, to an affiliate of either Investor or to an entity or fund which has the same principal investment adviser as either Investor, without the consent of the Company, and to others, with the written consent of the Company (in each case, a "Permitted Assignee"); provided, however, that any such assignment shall not release the Investors from their obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Securities or Warrants in connection with a bona fide margin account.

         Section 9.8  No Third  Party  Beneficiaries.   This  Agreement is
    intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 Survival. The representations, warranties and agreements of the Company and the Investors contained in the Agreement shall survive each of the Closing and to the extent applicable, each Fill-up Closing and each Additional Closing, in each case for a period which expires on the second anniversary of the Closing Date.

         Section 9.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.11  Remedies.   Each Investor and each Permitted Assignee
    shall have all rights and remedies set forth in this Agreement, the Warrants and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Each Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

         Section 9.12  Days.   Unless the context refers to "business days" or
    "trading days", all references herein to "days" shall mean calendar days.

         Section 9.13  Rescission  and Withdrawal  Right.   Notwithstanding
    anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investors exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investors may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         Section 9.14  Obligations  Absolute.   Each of  the Company  and the
    Investors agree that, its obligations under the Transaction Documents are (subject to any contrary applicable legal or equitable principles to the extent they may render this paragraph unenforceable and subject to other express provisions of the Transaction Documents) unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.

         Section 9.15 Specific Performance. The parties agree that a breach of this Agreement would cause irreparable damage, and accordingly it is agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of posting a bond or surety.

                                  *  *  *  *  *

                            [Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.

    COMPANY:                   INVESTORS:

    TELULAR CORPORATION        HALIFAX FUND, L.P.

                               By:  THE PALLADIN GROUP, L.P.
                                        Attorney-in-Fact
    By:
           Name:               By:  PALLADIN CAPITAL MANAGEMENT, LLC
           Title:                       General Partner


                                    By:

                                         Name:
                                         Title:


                              ELLIOTT ASSOCIATES, L.P.

                              By:
                                  Elliot Greenberg
                                  Title:


                              By:  WESTGATE INTERNATIONAL, L.P.

                                  By:  MARTLEY INTERNATIONAL, INC.
                                            As Attorney-in-Fact


                                       By:
                                                 Elliot Greenberg
                                                 Vice President

    List of Schedules

    Schedule 1                    Investments
    Schedule 2.1(a)               Organization and Qualification
    Schedule 2.1(c)               Capitalization
    Schedule 2.1(d)               No Conflicts
    Schedule 2.1(g)               Absence of Certain Changes
    Schedule 2.1(h)               Absence of Litigation
    Schedule 2.1(l)               Intellectual Property Rights
    Schedule 2.1(t)               Certain Transactions
    Schedule 3.09                 Transactions with Affiliates

    List of Exhibits

    Exhibit 5.2(e)                Opinion of Counsel
    Exhibit 5.2(f)                Registration Rights Agreement
    Exhibit 5.2(g)                Officers' Certificate

                       SCHEDULE 1


                                          Number of   Number of    Aggregate
Investor                  Residence       Initial     Initial      Purchase
                                           Shares      Warrants      Price
Halifax Fund, L.P.        New Jersey       355,556      80,000    $ 8,000,000

Elliott Associates, L.P.  New York          44,444      10,000    $ 1,000,000

Westgate International    Cayman Islands    44,444      10,000    $ 1,000,000
L.P.

                                 SCHEDULE 2.1(a)

                         ORGANIZATION AND QUALIFICATION


                          Telular  International, Inc.
                            (an Illinois Corporation)

                      Telular Adcor-Security Products, Inc.
                             (a Georgia Corporation)

                             Telular-WD Corporation
                            (a New York corporation)

                                 SCHEDULE 2.1(c)

                                 CAPITALIZATION

                                      None

                                 SCHEDULE 2.1(d)

                                  NO CONFLICTS

                                      None

                                 SCHEDULE 2.1(g)

                           ABSENCE OF CERTAIN CHANGES

                                      None

                                SCHEDULE 2.1 (h)

                              ABSENCE OF LITIGATION

                                      None

                                SCHEDULE 2.1 (l)

                          INTELLECTUAL PROPERTY RIGHTS

                                      None

                                 SCHEDULE 2.1 (t)

                              CERTAIN TRANSACTIONS

                                      None

                                  SCHEDULE 3.09

                          TRANSACTIONS WITH AFFILIATES

                                      None

                                     ANNEX A

    THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                      COMMON STOCK PURCHASE WARRANT

    No. 2000-W[ ]

    To Purchase Shares of $.01 Par Value Common Stock of

                           TELULAR CORPORATION

         THIS CERTIFIES that, for value received, [NAME OF INVESTOR] (the "Investor") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City Time on March 2, 2005 (the "Termination Date"), but not thereafter, to subscribe for and purchase from TELULAR CORPORATION, a Delaware corporation (the "Company"), 100,000 shares of Common Stock of the Company (the "Warrant Shares"). The "Exercise Price" is $29.25 The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Common Stock Investment Agreement dated March 3, 2000 (the "Agreement") entered into between the Company and the Investor.

    1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the 100,000 Warrant Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with
         (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

    2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

    3.   Exercise of Warrant.

    (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part but for not fewer than 10,000 Warrant Shares (unless fewer than 10,000 Warrant Shares underlie this Warrant), before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender on any business day of this Warrant and the Notice of Exercise annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), together with delivery to the Company by such holder of all certifications or documentation reasonably necessary to establish, to the satisfaction of the Company, that any such exercise has been undertaken in compliance with all applicable federal and state securities laws, and upon payment of the full Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.


    (b) Alternatively, the Warrant holder may exercise this Warrant, in whole or in respect of the right to surrender up to 100,000 Surrendered Shares (but for not fewer than 10,000 Deliverable Shares, unless fewer than 10,000 Deliverable Shares underlie this Warrant), in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise specifying the number of Warrant Shares to be delivered to such Warrant holder ("Deliverable Shares") and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("Surrendered Shares").

         The number of Deliverable Shares shall be calculated as follows:

         # of Deliverable Shares = # of Surrendered Shares x Fair Market Value of Common Stock less Exercise Price/Fair Market Value of Common Stock

         "Fair Market Value" shall have the meaning specified in Section
         12(c)

         In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, at its expense, shall within three (3) Trading Days issue and deliver to or upon the order of the Warrant holder a new Warrant of like tenor in the name of Warrant holder or as Warrant holder (upon payment by Warrant holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

         All exercises will be deemed to occur as of the date of the Notice of Exercise, and certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise under Section 3(a) or 3(b) at any time thereafter if the Company fails to timely deliver the relevant certificates to the Warrant holder as provided in this Agreement.


    (c) In lieu of delivering physical certificates representing the Common Stock issuable upon exercise, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Warrant Holder by crediting the account of Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

         The term "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

    4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

    5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Investor in connection with the Investor's surrender of a Warrant Certificate upon the exercise of less than all of the Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

    7. No Rights as Shareholder until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

    8. Assignment and Transfer of Warrant. This Warrant may be assigned in whole or in part (but not in respect of fewer than 10,000 Warrant Shares unless fewer than 10,000 Warrant Shares underlie this Warrant) by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except
         (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

    9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

    10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

    11. Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

    12.  Adjustments of Exercise Price and Number of Warrant Shares.

         The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

    (a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate proportional adjustments (decrease in the case of subdivision, increase in the case of combination) shall also be made to the Exercise Price payable per share, so that the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same as it would have been before such subdivision or combination.

    (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be proportionately reduced so that the aggregate Exercise Price for all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate Exercise Price so payable immediately before such record date (or on the date of such distribution, if applicable).

    (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock or cash dividends per share of Common Stock not in excess of 3% per annum), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, "Fair Market Value" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

    (d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

    (e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

    13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

    14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

    15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the American Stock Exchange or any domestic securities exchange upon which the Common Stock may be listed.

    16.  9.99% Limitation.

              (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"); provided that (w) each Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) each Holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of a Major Transaction (as such term is defined in the Agreement).

              (2) Each time (a "Covenant Time") the Investor makes a Triggering Acquisition (as defined below) of shares of Common Stock (the "Triggering Shares") pursuant to the Transaction Documents (as defined in the Agreement), the Investor will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to rights-to-acquire existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) 9.99% of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the Investor at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). "Triggering Acquisition" means (i) the giving of a Purchase Notice (as defined in the Agreement), (ii) a Closing (as defined in the Agreement), (iii) an exercise of the Warrant by the Investor, or (iv) the issuance of Warrant Shares to the Investor under the Warrant; provided, however, that with respect to each event described in the preceding clauses "i" and "iii", if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the Investor shall be deemed to waive any right it would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the Investor under this paragraph. Notwithstanding anything to the contrary in the Transaction Documents, in the event of a conflict between any covenant given under this paragraph and any obligation of the Investor to buy shares pursuant to the Transaction Documents, the former shall supersede the latter, and the latter shall be reduced accordingly. The Investor shall endeavor in good faith to avoid such a conflict. For the avoidance of doubt:

                   (i) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                   (ii) The Investor may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Investor must comply with all such covenants then in effect.

    17. Compliance with Securities Laws. (a) The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


    (b) Without limiting the Investor's right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Investor of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Investor's own account and not as a nominee for any other party, and that the Investor will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Investor shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares of Common Stock so purchased are being acquired solely for the Investor's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

    (c) Neither this Warrant nor any Share of Common Stock issued upon exercise of this Warrant may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer an sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act, such counsel and such opinion to be satisfactory to the Company.

    (d) Investor recognizes that investing in the Warrant and the Warrant Shares involves a high degree of risk, and Investor is in a financial position to hold the Warrant and the Warrant Shares indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Warrant and the Warrant Shares. The Investor is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and have had the opportunity to inspect the Company's operation. Investor has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Warrant and the Warrant Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as Investor may have requested in making its investment decision. The initial Investor in this Warrant is an "accredited investor", as defined by Regulation D promulgated under the Act.

    18.  Miscellaneous.

    (A) Issue Date; Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 18(C). NOTHING

         HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

    (b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

    (c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

    (d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

    Dated: March 3, 2000

                                  TELULAR CORPORATION


                                  By: ______________________________
                                    Name:
                                    Title:
    Agreed and Accepted
    this 3rd day of March, 2000

    HALIFAX FUND, L.P.

    By:  THE PALLADIN GROUP, L.P.
             Attorney-in-Fact

    By:  PALLADIN CAPITAL MANAGEMENT, LLC
             General Partner


         By:___________________
              Name:_________________
              Title:________________

    NOTICE OF EXERCISE



    To:  TELULAR CORPORATION

    (1)  The undersigned hereby elects:

         (A) to purchase ________ shares of Common Stock of TELULAR CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

         (B) in a "cashless" or "net-issue exercise" for, and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor with _______ Surrendered Shares.

    (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                   _______________________________
                   (Name)

                   _______________________________
                   (Address)
                   _______________________________

    (3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                   Other Name: ____________________




                                    ___________________________________
                                    (Name)

    ____________________            ___________________________________
    (Date)                          (Signature)
                                    ___________________________________
                                    (Address)

                             ASSIGNMENT FORM

                (To assign the foregoing warrant, execute
               this form and supply required information.
             Do not use this form to exercise the warrant.)



              FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

    _______________________________________________ whose address is

    _______________________________________________________________.



    _______________________________________________________________

                                       Dated:  ______________,


                   Holder's Signature: _____________________________

                   Holder's Address:   _____________________________

                                  _____________________________



    Signature Guaranteed:  ___________________________________________




    NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.